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                                                                      EXHIBIT 23

G. BRAD BECKSTEAD
CERTIFIED PUBLIC ACCOUNTANT
                                                             330 E. Warm Springs
                                                             Las Vegas, NV 89119
                                                                    702.528.1984
                                                             425.928.2877 (efax)


May 24, 2001


To Whom It May Concern:

The firm of G. Brad Beckstead, CPA, consents to the inclusion of my report of May 24, 2001, on the Financial Statements of Dicut, Inc. from the inception date of May 31, 1994 through March 31, 2001, in any filings which are necessary now or in the near future to be filed with the US Securities and Exchange Commission.

Signed,


/s/ G. BRAD BECKSTEAD

G. Brad Beckstead, CPA